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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 10, 1998



                            Apogee Enterprises, Inc.
                            ------------------------
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-6365

           MINNESOTA                                      41-0919654
           ---------                                      ----------
  (State or other jurisdiction of                       (IRS Employer
  incorporation or organization)                     Identification No.)


                      7900 Xerxes Avenue South, Suite 1800
                        Minneapolis, Minnesota 55431-1159
                        ---------------------------------
                    (Address of principal executive offices)

                                 (612) 835-1874
                                 --------------
              (Registrant's telephone number, including area code)
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Item 5. Other Events

         On November 10, 1998, Apogee Enterprises, Inc. (the "Company") and CompuDyne Corporation (the "Purchaser") signed a stock purchase agreement (the "Purchase Agreement") pursuant to which Purchaser will acquire the Company's detention and security business through the purchase of the stock of Norment Industries, Inc. and Norshield Corporation, both wholly-owned subsidiaries of the Company. The purchase price is $22.5 million subject to certain adjustments. Closing of the transaction is subject to Hart-Scott-Rodino Act clearance and other closing conditions specified in the Purchase Agreement.


Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         2.1 Stock Purchase Agreement dated November 10, 1998 between Apogee Enterprises, Inc. and CompuDyne Corporation

         99.1     Press Release dated November 10, 1998.
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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                          APOGEE ENTERPRISES, INC.



Date:  November 10, 1998                  By:
                                             ---------------------------
                                             Robert G. Barbieri
                                             Vice President Finance and
                                             Chief Financial Officer